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                                                                      EXHIBIT 23


                   Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation of our reports dated January 29, 2001 included (or incorporated by reference) in this Form 10-K into Dole Food Company, Inc.'s previously filed Registration Statements on Form S-3 Registration Nos. 33-41480, 33-64984, 333-07849 and 33-61689; Form S-8 Registration Nos. 2-87475, 33-594, 33-28782, 33-60641,
33-60643, 33-42152, 333-06949 and 333-13739; and Form N-2 Registration Nos.
333-325 and 811-7499.

ARTHUR ANDERSEN LLP



Los Angeles, California
March 29, 2001